EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD POSTS 22ND CONSECUTIVE QUARTER OF COMPARABLE PERIOD GROWTH

WITH THIRD QUARTER NET INCOME UP 42% ON 20% SALES INCREASE

Newport Beach, CA – November 3, 2004 – American Vanguard Corporation (AMEX:AVD), today announced financial results for the third quarter and nine-month period ended September 30, 2004.

Third Quarter Financial Highlights – versus fiscal 2003 third quarter

•	Net sales rose 20% to $39.6 million.

•	Operating income increased 46% to $6.9 million.

•	Net income grew 42% to $4.0 million.

•	Earnings per diluted share increased 40% to $.42.

Nine-month Financial Highlights – versus fiscal 2003 first nine months

•	Net sales increased 22% to $105.3 million.

•	Operating income rose 64% to $15.0 million.

•	Net income grew 49% to $8.6 million.

•	Earnings per diluted share increased 45% to $.90. Earnings per share of $.62 for last year’s period included a non-recurring $.03 from income taxes receivable from the filing of amended tax returns.

Eric Wintemute, President and CEO of American Vanguard, stated, “We are pleased with the results for the quarter. Contributors to the strong sales level included our cotton products, as well as our mosquito adulticide, which was heavily used as a result of the recent hurricanes. Our slight gross margin improvement, coupled with our continued focus on controlling operating expenses, resulted in net income growing at more than twice the rate of sales.”

James Barry, Senior Vice President and CFO of American Vanguard, commented, “We continued to maintain a strong financial position, closing the third quarter with $38.6 million of working capital, total debt of $30.9 million (including current installments) and shareholders’ equity of $57.8 million. As previously announced, we expanded our credit facility in mid-October, providing us with additional financial flexibility to execute the Company’s growth strategy of acquiring and licensing additional products.”

Mr. Wintemute concluded, “We are very proud to have reported 22 consecutive quarters of comparable growth, and look forward to a bright future for the Company. As I stated last quarter, we are confident that we will comfortably realize our goal of double-digit sales and net income growth this year. Furthermore, the strength and diversity of our product line, opportunities for expansion via acquisition and licensing, solid financial position and more than ample manufacturing capacity are all factors in our optimism about American Vanguard’s long-term prospects.”

American Vanguard Corporation News Release	Page 2
November 3, 2004

Conference Call

Eric G. Wintemute, President & CEO, and James A. Barry, Senior Vice President & CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET on Wednesday, November 3, 2004. Interested parties may participate in the call by dialing 706-679-3155 approximately 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investors section of the Company’s web site at www.american-vanguard.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2004, American Vanguard has been recognized as one of BusinessWeek’s Hot Growth Companies (#93), Fortune Small Business’ America’s 100 Fastest Growing Small Companies (#26) and Forbes’ 200 Best Small Companies (#34). American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
James A. Barry, Senior Vice President & CFO		Lauren Barbera
(949) 260-1200		lbarbera@equityny.com
(212) 836-9610
Loren G. Mortman
(212) 836-9604

American Vanguard Corporation News Release	Page 3
November 3, 2004

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three months ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net sales	$39,624,000	$32,948,000	$105,335,000	$86,234,000
Cost of sales	21,178,000	18,091,000	57,951,000	48,056,000

Gross profit	18,446,000	14,857,000	47,384,000	38,178,000

Operating expenses	11,557,000	10,148,000	32,335,000	29,013,000

Operating income	6,889,000	4,709,000	15,049,000	9,165,000

Interest expense	371,000	226,000	1,013,000	790,000
Interest income (1)	(4,000)	—	(5,000)	(302,000)
Interest capitalized	(15,000)	(19,000)	(50,000)	(309,000)

Income before income taxes	6,537,000	4,502,000	14,091,000	8,986,000

Income taxes	2,549,000	1,687,000	5,495,000	3,221,000

Net income	$3,988,000	$2,815,000	$8,596,000	$5,765,000

Earnings per common share – basic (2)	$.44	$.32	$.96	$.66

Earnings per common share – assuming dilution (2)	$.42	$.30	$.90	$.62

Weighted average shares outstanding – basic (2)	8,980,000	8,825,000	8,972,000	8,768,000

Weighted average shares outstanding – assuming dilution (2)	9,579,000	9,348,000	9,572,000	9,258,000

(1)	The interest income for the nine months ended September 30, 2003, relates to income taxes receivable from the state of California as result of filing amended tax returns for the years ended December 31, 1995 through 1998. The overall after-tax effect of recording the receivable due from California (franchise tax) generated approximately $.03 per diluted share for the nine months ended September 30, 2003.
(2)	Retroactively restated to reflect a 3-for-2 stock split distributed April 16, 2004, to common stockholders of record as of March 26, 2004.

American Vanguard Corporation News Release	Page 4
November 3, 2004

American Vanguard Corporation and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2004	December 31, 2003
Assets

Current assets:
Cash	$2,396,000	$887,000
Receivables	30,088,000	28,197,000
Inventories	40,258,000	33,389,000
Other current assets	1,502,000	1,197,000

Total current assets	74,244,000	63,670,000
Property, plant, equipment, net	25,005,000	21,677,000
Other assets	22,146,000	21,387,000

Total assets	$121,395,000	$106,734,000

Liabilities

Current liabilities:
Current installments of long-term debt	$5,106,000	$6,374,000
Accounts payable	6,361,000	13,030,000
Other current liabilities	24,172,000	12,642,000

Total current liabilities	35,639,000	32,046,000
Long-term debt, excluding current installments	25,750,000	22,142,000
Other long-term liabilities	2,212,000	2,212,000

Total liabilities	63,601,000	56,400,000

Total stockholders’ equity	57,794,000	50,334,000

Total liabilities and stockholders’ equity	$121,395,000	$106,734,000

American Vanguard Corporation News Release	Page 5
November 3, 2004

2004 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended September 30
Net sales	$34,219,000	$31,492,000	$39,624,000
Gross profit	15,190,000	13,748,000	18,446,000
Operating income	3,909,000	4,251,000	6,889,000
Net income	$2,203,000	$2,405,000	3,988,000
EPS – basic	$.25	$.27	$.44
EPS – diluted	$.23	$.25	$.42
Weighted average shares outstanding	8,963,000	8,972,000	8,980,000
Weighted average shares outstanding – assuming dilution	9,519,000	9,603,000	9,579,000

2003 Summary Results of Operations

(Quarterly Data – Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended Sept. 30	Three months ended Dec. 31	Fiscal 2003 (Audited)
Net sales	$27,342,000	$25,944,000	$32,948,000	$38,629,000	$124,863,000
Gross profit	11,368,000	11,953,000	14,857,000	20,696,000	58,874,000
Operating income	2,077,000	2,379,000	4,709,000	7,377,000	16,542,000
Net income	$1,224,000	$1,725,000	$2,815,000	$4,499,000	$10,263,000
EPS – basic	$.14	$.20	$.32	$.50	$1.16
EPS – diluted	$.13	$.19	$.30	$.48	$1.10
Weighted average shares outstanding	8,739,000	8,741,000	8,825,000	8,940,000	8,811,000
Weighted average shares outstanding – assuming dilution	9,134,000	9,246,000	9,248,000	9,434,000	9,314,000

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